UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 5, 2003

Date of Report (Date of earliest event reported)

LARSCOM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001 12491	94-2362692

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1845 McCandless Drive
Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(408) 941-4000

(Registrant’s telephone number, including area code)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURE
Exhibit 99.1

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

     On June 5, 2003, Larscom Incorporated (the “Company”) completed an acquisition in which it acquired VINA Technologies, Inc. (“VINA”) in a stock-for-stock transaction. VINA was acquired pursuant to an Agreement and Plan of Merger, dated as of March 17, 2003 (the “Merger Agreement”), by and among the Company, VINA and London Acquisition Corp., a wholly owned subsidiary of Larscom (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into VINA, with VINA being the surviving corporation (the “Merger”). As a result of the merger, VINA became a wholly owned subsidiary of the Company. In connection with the Merger: (a) each outstanding share of VINA common stock will be exchanged for 0.2659 share of the Company’s common stock, resulting in the issuance of an aggregate of 2,393,624 shares of the Company’s common stock for all outstanding shares of VINA common stock (after giving effect to a 1-for-7 reverse stock split and the reclassification of the Company’s Class A common stock and Class B common stock into shares of common stock implemented immediately prior to the merger) and (b) all options and warrants to purchase shares of VINA common stock outstanding immediately prior to the consummation of the Merger were converted into options and warrants to purchase shares of the Company’s common stock.

     The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a) Financial Statements of the Business Acquired

               (1) None. The required financial statements will be filed not later than 60 days from the date hereof.

          (b) Pro Forma Financial Information

               (2) None. The required financial statements will be filed not later than 60 days from the date hereof.

          (c) Exhibits

Exhibit No.	Description

99.1	Press Release of Larscom dated June 6, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LARSCOM INCORPORATED

Dated: June 19, 2003	By:	/s/ Donald W. Morgan

Donald W. Morgan
Vice President, Finance and Chief Financial Officer

3.